Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 4, 2024, among Talos Production Inc., a Delaware corporation (the “Issuer”), QuarterNorth Energy Inc., a Delaware corporation, QNE Finco LLC, a Delaware limited liability company, QuarterNorth Energy Holding Inc., a Delaware corporation, QuarterNorth Energy LLC, a Delaware limited liability company, and Mako Buyer 2 LLC, a Delaware limited liability company (collectively, the “New Subsidiary Guarantors,” and each individually, a “New Subsidiary Guarantor”), each a subsidiary of the Issuer, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) under the indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, certain Subsidiary Guarantors, the Trustee and the Collateral Agent have heretofore executed an indenture, dated as of February 7, 2024 (the “Indenture”), governing the Issuer’s 9.000% Second-Priority Senior Secured Notes due 2029 (the “Notes”);

WHEREAS, Sections 4.10 and 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause each of the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Subsidiary Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Collateral Agent and the Issuer are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Issuer, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee and the Collateral Agent acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors, to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Subsidiary Guarantors shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee and Collateral Agent Make No Representation. The Trustee and the Collateral Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

TALOS PRODUCTION INC.

By:	/s/ Sergio L. Maiworm, Jr.
Name:	Sergio L. Maiworm, Jr.
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

QUARTERNORTH ENERGY INC., as a Subsidiary Guarantor

By:	/s/ Sergio L. Maiworm, Jr.
Name:	Sergio L. Maiworm, Jr.
Title:	Senior Vice President and Chief Financial Officer

QNE FINCO LLC, as a Subsidiary Guarantor

By:	/s/ Sergio L. Maiworm, Jr.
Name:	Sergio L. Maiworm, Jr.
Title:	Senior Vice President and Chief Financial Officer

QUARTERNORTH ENERGY HOLDING INC., as a Subsidiary Guarantor

By:	/s/ Sergio L. Maiworm, Jr.
Name:	Sergio L. Maiworm, Jr.
Title:	Senior Vice President and Chief Financial Officer

QUARTERNORTH ENERGY LLC, as a Subsidiary Guarantor

By:	/s/ Sergio L. Maiworm, Jr.
Name:	Sergio L. Maiworm, Jr.
Title:	Senior Vice President and Chief Financial Officer

MAKO BUYER 2 LLC, as a Subsidiary Guarantor

By:	/s/ Sergio L. Maiworm, Jr.
Name:	Sergio L. Maiworm, Jr.
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Barry D. Somrock
Name:	Barry D. Somrock
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent

By:	/s/ Barry D. Somrock
Name:	Barry D. Somrock
Title:	Vice President

[Signature Page to First Supplemental Indenture]